UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2014 (June 12, 2014)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.
Effective June 12, 2014, Mead Johnson Nutrition Company (the “Company”): (1) adopted a new Form of Performance Share Award Agreement (the “PSU Agreement”) to be utilized with regard to future grants of performance share awards, (2) amended certain terms set forth in prior forms of Performance Share Award Agreements and (3) adopted the Third Amended and Restated Mead Johnson & Company, LLC Executive Change in Control Severance Plan (the “Amended CIC Plan”). The descriptions set forth below detail the material terms of such amendments.
PSU Agreement
The new form of PSU Agreement has been updated to provide that, if a qualifying termination occurs following a change in control, the participant is entitled to receive a target performance share payout for any performance year that has not yet commenced at the time such participant’s termination date occurs. This payment is in addition to the following payments to which the participant is entitled: (1) an actual performance share payout for any full performance year completed prior to such participant’s termination date and (2) the target performance share payout for any performance year in progress at the time such participant’s termination date occurs. The new form of PSU Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
In addition to the adoption of the new form of PSU Agreement, the Company has adopted a resolution updating prior forms of performance share award agreements to provide all of the same payment rights described above following a change in control.
Amended CIC Plan
The Amended CIC Plan amends and restates the Company’s preexisting plan to clarify certain provisions relating to payment of bonuses, to update eligibility provisions and to make other technical and clarifying changes, including without limitation:

•	Reflecting the Company’s intent that the plan apply to both Mead Johnson & Company, LLC and each of its affiliates;

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Clarifying that employees subject to statutory severance payments under applicable local law may participate in the Amended CIC Plan only to the extent that severance payments under the Amended CIC Plan exceed the severance payments provided by applicable statutory agreements;

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Reflecting that the group of employees eligible to participate in the Amended Change in Control Plan includes: (1) Tier 1 – Chief Executive Officer, (2) Tier 2 – other members of the Company’s executive committee and any other Senior Executives designated by the Company’s Chief Executive Officer and approved by the Compensation Committee (rather than the “management committee”) and (3) Tier 3 – Senior Executives not otherwise in Tier 1 or Tier 2 who are designated by the Company’s Chief Executive Officer and approved by the Compensation and Management Development Committee of the Board of Directors;

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Updating severance terms to provide that participants will receive a pro rata portion of their target bonus for the year in which a qualifying termination occurs (in addition to the specified multiple of both base salary and target bonus payments to which they are already entitled under the plan). (Despite this amendment, the benefits payable to executive officers who are eligible employees under the Amended Change in Control Plan are substantially the same as those described in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders.);

•	Providing that the amount of severance to which international assignees would be entitled will be reduced by an amount equal to any local statutory payments and tax equalization payments due; and

•	Indicating that participants will be entitled to repatriation benefits in accordance with the applicable repatriation policies of the Company or its affiliates.
The Amended CIC Plan is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01:	Financial Statements and Exhibits

(d)    Exhibits

10.1	Form of Performance Share Award Agreement

10.2	Third Amended and Restated Mead Johnson & Company, LLC Executive Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

Date: June 13, 2014	By:	/s/ William C. P'Pool
William C. P'Pool
Senior Vice President, General Counsel and Secretary